Exhibit 1.1
ENERGY TRANSFER PARTNERS, L.P.
Common Units Representing Limited Partner Interests
Having an Aggregate Offering Price of up to
$200,000,000
EQUITY DISTRIBUTION AGREEMENT
December 6, 2010
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
Ladies and Gentlemen:
     Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”) confirms its agreement (this “Agreement”) with Credit Suisse Securities (USA) LLC (the “Manager”), as follows:
     SECTION 1. Description of Securities. The Partnership proposes to issue and sell through or to the Manager, as sales agent and/or principal, common units representing limited partner interests in the Partnership (the “Common Units”) having an aggregate offering price of up to $200,000,000 (the “Units”) on the terms set forth in Section 3 of this Agreement. The Partnership agrees that whenever it determines to sell the Units directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance satisfactory to the Partnership and the Manager, relating to such sale in accordance with Section 3 of this Agreement.
     SECTION 2. Representations and Warranties of the Partnership. The Partnership represents and warrants to and agrees with the Manager that:
     (a) The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement on Form S-3 (File No. 333-160019), including a form of prospectus, in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) for registration under the Act of the offering and sale of the Units, and such registration statement has become effective. The Registration Statement (as defined below) contains certain information concerning the offering and sale of the Common Units, including the Units, and contains additional information concerning the Partnership and its business; the Commission has not issued an order preventing or suspending the use of the Basic Prospectus (as defined below), the Prospectus Supplement (as defined below) or the Prospectus (as defined below) or the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Partnership’s knowledge, threatened by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager, as well as any new registration statement or post-effective amendment as may have been filed pursuant to Sections 4(f) or (g) of this Agreement, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager, and (3) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Partnership to the Manager in connection with the offering of the Units. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement. Notwithstanding the foregoing, if any revised basic prospectus, prospectus supplement or prospectus shall be provided to the Manager by the Partnership for use in connection with the offering and sale of the Units which differs from the Basic Prospectus, Prospectus Supplement or Prospectus, as the case may be (whether or not such revised basic prospectus, prospectus supplement or prospectus is required to be filed by the Partnership pursuant to Rule 424(b) of the Act), the terms “Basic Prospectus,” “Prospectus Supplement” and “Prospectus” shall refer to such revised basic prospectus, prospectus supplement or prospectus, as the case may be, from and after the time it is first provided to the Manager for such use. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.
     (b) The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each deemed effective date with respect to the Manager pursuant to Rule 430(B)(f)(2) of the Act, as of the time of each sale of Units pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date (as defined in Section 3(a)(vi) hereof), and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act, and the Registration Statement did not and will not, at or during such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Units as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of the Basic Prospectus and the date the Basic Prospectus was filed with the Commission and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the date of the Prospectus Supplement and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty with respect to any statement contained in the Registration Statement, the Basic Prospectus or the Prospectus in reliance upon and in conformity with information concerning the Manager and furnished in writing by or on behalf of the Manager expressly for use in the Registration Statement, the Basic

Prospectus or the Prospectus, as the case may be; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For all purposes of this Agreement (including, without limitation, the provisions of this paragraph and of Section 7 of this Agreement), the Partnership and the Manager agree that the only information furnished or to be furnished by or on behalf of the Manager expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement to any of the foregoing is the statement that the Manager will not engage in any transactions that stabilize the Common Units appearing in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement dated December 6, 2010.
     (c) For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act.
     (d) Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (in each case within the meaning of the Act) or used any “prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Units, and from and after the execution of this Agreement, the Partnership will not, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Act) or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Partnership has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus, as defined in Rule 433 of the Rules and Regulations.
     (e) The Partnership has an authorized and outstanding capitalization as set forth in the consolidated balance sheet as of September 30, 2010 or as of the Partnership’s then most recently completed quarter or fiscal year, contained in the Partnership’s quarterly report on Form 10-Q or the Partnership’s annual report on Form 10-K, as applicable, at the indicated date, and there has been no material change in such information since September 30, 2010 or the Partnership’s then most recently completed quarter or fiscal year (subject to the issuance of Common Units upon exercise of unit options and warrants or the vesting of restricted unit awards disclosed as outstanding in the Registration Statement (excluding the exhibits thereto) and the Prospectus, the grant of options or other equity awards under existing unit plans described in the Registration Statement (excluding the exhibits thereto) and the Prospectus and the issuance of Common Units pursuant thereto); all of the issued and outstanding general partner interests, incentive distribution rights and limited partner interests of the Partnership have been duly authorized and validly issued and are fully paid (to the extent required under the Second Amended and Restated Agreement of

Limited Partnership of the Partnership (the “Partnership Agreement”)) and non-assessable (except as such non-assessability may be affected by (i) matters described in the Registration Statement and the Prospectus and (ii) Sections 17-303(a), 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)), have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and no further approval or authority of the security holders or the Board of Directors of ETP LLC is required for the offering and sale of the Units; the Certificate of Limited Partnership of the Partnership and the Partnership Agreement, each as filed with the Incorporated Documents, have been duly authorized and approved in accordance with the Delaware LP Act and are in full force and effect.
     (f) Each of the Partnership, Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”) and Energy Transfer Partners, L.L.C., a Delaware limited liability company and the general partner of the General Partner (“ETP LLC” and, together with the Partnership and the General Partner, the “ETP Entities”), has been duly formed and is validly existing in good standing as a limited partnership or limited liability company, as the case may be, under the laws of the State of Delaware, with all partnership or limited liability company power and authority necessary, in the case of the Partnership, to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Units as contemplated herein, and, in the case of the General Partner and ETP LLC, to act as general partner of the Partnership and the General Partner, respectively, in each case in all material respects as described in the Registration Statement and the Prospectus.
     (g) Each of the ETP Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such registration or qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership and the Subsidiaries (as defined below), taken as a whole; or (ii) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the offering, issuance and sale of the Units; (iii) subject the limited partners of the Partnership to any material liability or disability or (iv) result in the delisting of the Common Units from the NYSE (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii), (iii) and (iv) being herein referred to as a “Material Adverse Effect”); insofar as the foregoing representation relates to the registration or qualification of the ETP Entities, the applicable jurisdictions are set forth on Schedule A hereto.
     (h) The General Partner is the sole general partner of the Partnership and, as of December 1, 2010, owns an approximate 1.8% general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner owns such general partner interest free and clear of all liens, claims, charges and encumbrances (“Liens”).
     (i) As of December 1, 2010, the limited partners of the Partnership own 192,150,907 Common Units and 8,853,832 Class E Units (the “Existing Units”), representing an approximate 98.2% limited partner interest in the Partnership, 50,226,967 Common Units of which are owned by Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”) free and clear of all Liens, other than Liens arising under the Credit Agreement, dated as of September 20, 2010, as amended as of the date hereof, by and among ETE, Credit Suisse AG and the other lenders party thereto (the “ETE Credit Agreement”).
     (j) ETE owns 100% of the issued and outstanding membership interests in ETP LLC; such membership interests have been duly authorized and validly issued in accordance with the ETP LLC limited liability company agreement and are fully paid (to the extent required under the ETP LLC limited liability company agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and ETE owns such membership interests free and clear of all Liens, other than Liens under the ETE Credit Agreement.
     (k) (i) ETP LLC is the sole general partner of the General Partner, with a 0.01% general partner interest in the General Partner; (ii) such interest has been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership; (iii) ETP LLC owns such general partner interest free and clear of all Liens; (iv) ETE owns 100% of the Class A limited partner interests of the General Partner and 100% of the Class B limited partner interests of the General Partner; (v) such limited partner interests have been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership and are fully paid (to the extent required under the General Partner’s agreement of limited partnership) and non-assessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the Registration Statement and the Prospectus); and (vi) ETE owns such limited partner interests free and clear of all Liens, other than Liens arising under the ETE Credit Agreement.
     (l) As of the date hereof, the Partnership has no direct or indirect subsidiaries (as defined under the Act) other than the subsidiaries listed in Schedule A hereto (collectively, sometimes referred to herein as the “Subsidiaries”); other than the Subsidiaries, the Partnership does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the formation and governing documents of each of the ETP Entities and all amendments thereto have been delivered to the Manager; and each of the ETP Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. Attached hereto as Schedule B is a listing of all material Subsidiaries of the Partnership as of the date hereof.

     (m) When issued pursuant to the terms of this Agreement, the Units will be duly and validly authorized and issued and after they are delivered against payment therefor as provided herein, will be fully paid, non-assessable (except as such non-assessability may be affected by (i) matters described in the Registration Statement and the Prospectus and (ii) Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act) and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Units to be sold by the Partnership pursuant hereto are and, after they are delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Partnership’s formation and governing documents or any agreement or other instrument to which the Partnership is a party or by which it or its properties may be bound or affected.
     (n) The Units, conform in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement and the Prospectus; and the certificates, if any, for the Units are in due and proper form.
     (o) This Agreement has been duly authorized and executed and validly delivered by the Partnership. This Agreement constitutes a valid and binding agreement of the Partnership and is enforceable against the Partnership in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.
     (p) None of the ETP Entities or any Subsidiary is (A) in violation of its respective formation, governing or any other organizational documents, or (B) in breach of, in default under or violation of, nor has any event occurred which with notice, lapse of time or both would result in any breach of, default under or violation of or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or any part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the ETP Entities or any Subsidiary is a party or by which it or its properties may be bound or affected, or (C) in violation of any federal, state, local or foreign law, regulation or rule, or (D) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) in violation of any decree, judgment or order applicable to any of the ETP Entities or any Subsidiary or any of their respective properties, except any such breach, default or violation, in the case of clauses (B), (C), (D) and (E) above, that would, if continued, not have, individually or in the aggregate, a Material Adverse Effect or would not materially impair the ability of the Partnership to perform its obligations under this Agreement; and none of (i) the execution, delivery and performance of this Agreement by the Partnership, (ii) the offering, issuance and sale of the Units or (iii) the consummation of the transactions contemplated hereby will conflict with, result in any breach or violation of or constitute a default under, nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, or result in the creation or imposition of a Lien on any property or assets of any of the ETP Entities pursuant to (I) any formation, governing or any other organizational document of any of the ETP Entities, or (II) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the ETP Entities is a party or by which any of them or any of their respective properties may be bound or affected, or (III) any federal, state, local or foreign law, regulation or rule, or (IV) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (V) any decree, judgment or order applicable to any of the ETP Entities or any of their respective properties, except for any such conflicts, breaches, violations or defaults, in the case of clause (II) above, that would not have, individually or in the aggregate, a Material Adverse Effect.
     (q) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over any ETP Entity or its property (including, without limitation, the NYSE) (each, a “Consent”) or any approval of the security holders of the Partnership, is required in connection with the offering, issuance or sale of the Units or the consummation by the Partnership of the transactions contemplated hereby other than (i) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith) , (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered through or to the Manager or under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) and (iii) such Consents that have been obtained prior to the date hereof.
     (r) Except as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it Common Units or other equity interests of the Partnership, (ii) no person has any preemptive rights, rights of first refusal or other rights to purchase any Common Units or other equity interests in the Partnership, (iii) no person has any resale rights in respect of the Units that would be required to be disclosed in the Registration Statement and are not so disclosed and (iv) no person has the right to act as an underwriter, agent or as a financial advisor to the Partnership in connection with the offer, issuance and sale of the Units; no person has the right, contractual or otherwise, to cause the Partnership to register under the Act any Common Units or other equity interests in the Partnership, or to include any such Common Units or other interests in the Registration Statement or the offering and sale of the Units, that have not been waived in writing; except for options, warrants or other rights granted pursuant to employee benefits plans, qualified option plans or other employee compensation plans of the Partnership, there are no outstanding options or warrants to purchase any partnership or membership interests or other securities of the ETP Entities.

     (s) The Partnership and each of the Subsidiaries have all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and have made all necessary filings required under any applicable law, regulation or rule, and have obtained all necessary Permits from other persons, in order to conduct their businesses, except for such permits that, if not obtained, would not have a Material Adverse Effect; none of the Partnership or any of the Subsidiaries is in violation of, is in default under, and has received notice of any proceedings relating to revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to any of the ETP Entities or any Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
     (t) All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement and the Prospectus (i) under the headings “Description of Units,” “Cash Distribution Policy,” and “Material Income Tax Considerations,” and (ii) in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009, under the captions “Business — Natural Gas Operations Segments — Regulation” and “Legal Proceedings,” in each case, as such matters have been updated by any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Partnership with the Commission, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (u) Except as described in the Registration Statement, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Partnership after due inquiry, threatened or contemplated to which any of the ETP Entities, any Subsidiary or any of ETP LLC’s directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), except for any such action, suit, claim, investigation or proceeding which, if resolved adversely to any ETP Entity or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.
     (v) Grant Thornton LLP (the “Accountants”), who has audited (i) the consolidated financial statements of the Partnership as of December 31, 2009 and 2008, the four months ended December 31, 2007, and the year ended August 31, 2007; (ii) the consolidated balance sheet of the General Partner as of December 31, 2009; and (iii) the consolidated balance sheet of ETP LLC as of December 31, 2009, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
     (w) The financial statements incorporated by reference in the Registration Statement or the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Partnership and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of the Partnership and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent expressly disclosed therein; the pro forma financial statements, if any, or data included or incorporated by reference in the Registration Statement or the Prospectus comply with the applicable requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in or incorporated by reference into the Registration Statement or the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership. No other financial statements are required to be included in the Registration Statement or the Prospectus that are not included as required; neither the Partnership nor any of the Subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.
     (x) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been (i) any material adverse change, or any development involving, singly or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the ETP Entities individually or in the aggregate, on the one hand, and/or the Partnership and the Subsidiaries (taken as a whole), on the other hand, (ii) any transaction that is material to the Partnership or any Subsidiary (taken as a whole), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the ETP Entities or any of the Subsidiaries that is material to the Partnership and the Subsidiaries (taken as a whole), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the ETP Entities or (v) any dividend or distribution of any kind declared, other than quarterly distributions of Available Cash (as defined in the Partnership Agreement), paid or made on the securities of the Partnership or any Subsidiary, in each case whether or not arising from transactions in the ordinary course of business.

     (y) Neither the Partnership nor any Subsidiary is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units will any of them be, and, after giving effect to the offering and sale of the Units, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
     (z) The Partnership and each of the Subsidiaries have good and marketable title to all real property and good title to all personal property described in the Registration Statement or the Prospectus as being owned by it, free and clear of all Liens except (i) as described in the Registration Statement and the Prospectus, (ii) as provided in the Security Agreement dated June 28, 1996, among Heritage Holdings, Inc., Heritage Operating, L.P., a Delaware limited partnership, and Wilmington Trust Company, (iii) as provided in the Fourth Amended and Restated Credit Agreement of Heritage Operating, L.P., dated August 31, 2006, as amended, and (iv) as do not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement or the Prospectus, including Liens pursuant to mortgage and/or security agreements given as security for certain non-compete agreements with the prior owners of certain businesses previously acquired by the Partnership and the Subsidiaries; provided, that, with respect to title to pipeline rights-of-way, the Partnership represents only that (A) each applicable Subsidiary has sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Registration Statement and the Prospectus, and (B) any lack of title to the pipeline rights-of-way will not have a Material Adverse Effect. All of the real property and buildings held under lease by the Partnership and each Subsidiary are held under valid and subsisting and enforceable leases, with such exceptions as would not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement and the Prospectus.
     (aa) The Partnership and each of the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material sense with, and neither the Partnership nor any Subsidiary has received any notice of conflict with, any such rights of others.
     (bb) No labor disputes with the employees that are engaged in the businesses of the Partnership and the Subsidiaries exist or, to the knowledge of the Partnership, are imminent or threatened except for those that would not, individually or in the aggregate, have a Material Adverse Effect. To the Partnership’s knowledge after due inquiry, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees providing services to the Partnership or any Subsidiary.
     (cc) Except as described in the Registration Statement and the Prospectus, the Partnership and the Subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) have not received written notice of any, and to the knowledge of the Partnership after due inquiry there are no, pending events or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) are not subject to any pending or, to the knowledge of the Partnership after due inquiry, threatened actions, suits, demands, orders or proceedings relating to any Environmental Laws against the ETP Entities (collectively, “Proceedings”), except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, actual or potential liability or Proceedings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in the Registration Statement or the Prospectus and except for the Newmark Groundwater Contamination Superfund site (as to which an affiliate of the Partnership received a request for information under Section 104(2) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) in May 2001), none of the ETP Entities nor any of the Subsidiaries is currently named as a “potentially responsible party” under CERCLA.
     (dd) All tax returns required to be filed by the Partnership and the Subsidiaries through the date hereof have been timely filed (or extensions have been timely obtained with respect to such tax returns), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.
     (ee) The Partnership and each of the Subsidiaries maintain insurance covering their properties, operations, personnel and businesses as they reasonably deem adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Partnership and each of the Subsidiaries and their business; all such insurance is fully in force on the date hereof and will be fully in force at each Time of Sale and Settlement Date; the Partnership does not have reason to believe that it or any Subsidiary will not be able to renew any such insurance as and when such insurance expires.
     (ff) None of the Partnership nor any Subsidiary has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
     (gg) Except as described in the Registration Statement or the Prospectus, none of the ETP Entities or any of the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements filed as an exhibit to, the Registration Statement, the Prospectus and no such termination or non-renewal has been threatened by any of the ETP Entities or any Subsidiary. To the knowledge of the Partnership after due inquiry, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the ETP Entities or any of the Subsidiaries is a party or bound or to which their respective properties are subject, is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), except for any such breach, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (hh) The Common Units are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
     (ii) The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (jj) The Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership (including the Subsidiaries) is made known to the Chief Executive Officer and the Chief Financial Officer of ETP LLC, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s auditors and the Audit Committee of the Board of Directors of ETP LLC have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls that could adversely affect the Partnership’s ability to record, process, summarize and report financial data, (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls, and (iii) all material weaknesses, if any, in internal controls have been identified for the Partnership’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Partnership have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Partnership, the Subsidiaries and the directors and officers of ETP LLC, in their capacity as such, are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder; and the Partnership has taken all necessary actions to ensure that, upon and at all times after effectiveness of the Registration Statement, the Partnership, the Subsidiaries and the officers and directors of ETP LLC, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.
     (kk) On or after July 30, 2002, none of the ETP Entities has directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of ETP LLC, or to or for any family member or affiliate of any director or executive officer of ETP LLC; or (ii) made any material modification, including any renewal thereof, to the term of any personal loan to any director or executive officer of ETP LLC, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.
     (ll) Each “forward-looking statement” contained or incorporated by reference in the Registration Statement or the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.
     (mm) All statistical or market-related data included or incorporated by reference in the Registration Statement or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
     (nn) Neither the Partnership nor any Subsidiary is currently prohibited, directly or indirectly, from making distributions in respect of its equity securities, except in each case as described in (i) the Registration Statement or the Prospectus or (ii) the organizational documents of the Partnership and the Subsidiaries.
     (oo) As of the date hereof, no preferred securities of the Partnership are issued or outstanding; and the issuance and sale of the Units as contemplated hereby will not cause any holder of Common Units, securities convertible into or exchangeable or exercisable for Units, or options, warrants or other rights to purchase Common Units or any other securities of the Partnership to have any right to acquire any preferred securities of the Partnership.

     (pp) The Partnership is in compliance with the rules of the NYSE, including, without limitation, the requirements for initial and continued listing of the Common Units on the NYSE.
     (qq) Except pursuant to this Agreement, none of the ETP Entities or the Subsidiaries has incurred any liability for any finder’s or broker’s fees or agent’s commissions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
     (rr) The Partnership has not entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative similar in nature to the equity distribution program established by this Agreement.
     (ss) None of the ETP Entities nor any of their respective Affiliates (as such term in defined in Rule 405 promulgated under the Act) has taken, directly or indirectly, any action designed, or that has constituted or could reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (tt) To the knowledge of the Partnership after due inquiry, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Partnership, any of ETP LLC’s officers or directors, any 5% or greater securityholders of the Partnership, or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus.
     (uu) The operations of the ETP Entities and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the ETP Entities or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.
     (vv) None of the ETP Entities or any Subsidiary nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any of the ETP Entities or any Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the ETP Entities, the Subsidiaries and, to the knowledge of the Partnership, their affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (ww) None of the ETP Entities or any Subsidiary, nor to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any ETP Entity or any Subsidiary, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     Any certificate signed by any officer of ETP LLC and delivered to the Manager or counsel for the Manager in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to the Manager.
     SECTION 3. Sale and Delivery of Securities.
     (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through the Manager, as sales agent, and the Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.
          (i) The Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and the Manager on any day that (A) is a trading day for the NYSE (a “Trading Day”) (other than a Trading Day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership has instructed the Manager by telephone (confirmed promptly by electronic mail) from any of the individuals listed as authorized representatives of the Partnership on Schedule C hereto (the “Authorized Partnership Representatives”) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum number of Units to be sold and the minimum price per Unit at which such Units may be sold by the Manager daily as agreed to by the Manager and in any event not in excess of the amount of Units available for issuance under the currently effective Registration Statement or in excess of the amount of Units authorized from time to time to be issued and sold under this Agreement by ETP LLC’s board of directors, or a duly authorized committee thereof, and notified to the Manager in writing. Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to offer and sell all of the Units designated on any day; provided, however, that the Manager shall have no obligation to offer or sell any Units, and the Partnership acknowledges and agrees that the Manager shall have no such obligation, in the event an offer or sale of the Units on behalf of the Partnership may in the judgment of the Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation

M under the Exchange Act or the Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act (such ordinary brokers’ transactions are hereinafter referred to as “At the Market Offerings”).
          (ii) Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct the Manager by telephone (confirmed promptly by electronic mail) not to sell the Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. In addition, the Partnership or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Units for any reason and at any time (a “Suspension”); provided, however, that such Suspension shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.
          (iii) The Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and the Manager.
          (iv) The compensation to the Manager, as an agent of the Partnership, for sales of the Units shall be up to 2% of the gross sales price of the Units sold as specified in Schedule D attached hereto. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).
          (v) The Manager shall provide written confirmation to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Section 3(a) setting forth the aggregate amount of the Units sold on such day, the aggregate Net Proceeds to the Partnership, and the aggregate compensation payable by the Partnership to the Manager with respect to such sales.
          (vi) Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third Trading Day following the date on which such sales are made (provided that, if such third trading day is not a business day (as defined below), then settlement will occur on the next succeeding trading day that is also a business day), unless another date shall be agreed upon by the Partnership and the Manager (each such date, a “Settlement Date”). As used in the preceding sentence and in Section 7 below, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Units sold through the Manager for settlement on such date shall be issued and delivered by the Partnership to the Manager against payment of the Net Proceeds for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to the Manager’s account, or to the account of the Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered units eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. The Authorized Partnership Representatives shall be the contact persons for the Partnership for all matters related to the settlement of the transfer of the Units through DWAC for purposes of this Section 3(a)(vi).
          (vii) At each Time of Sale, Settlement Date, Representation Date (as defined in Section 4(q)) and Filing Time (as defined in Section 3(e)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.
     (b) If the Partnership wishes to issue and sell the Units other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, the Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.
     (c) (i) Under no circumstances shall the Partnership cause or request the offer or sale of any Units if, after giving effect to the sale of such Units, the aggregate gross sales proceeds or the aggregate number of the Units sold pursuant to this Agreement would exceed the lesser of (A) the amount set forth in Section 1, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by ETP LLC’s board of directors, or a duly authorized committee thereof, and notified the Manager in writing. Under no circumstances shall the Partnership cause or request the offer or sale of any Units at a price lower than the minimum price authorized from time to time by ETP LLC’s board of directors or a duly authorized committee thereof, and notified to the Manager in writing.
          (ii) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
     (d) Each sale of the Units to or through the Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.
     (e) Subject to such further limitations on offers and sales of Units or delivery of instructions to offer and sell Units as are set forth herein and as may be mutually agreed upon by the Partnership and the Manager, the Partnership shall not request the sale of any Units that would be sold, and the Manager shall not be obligated to sell, (i) during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Partnership shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), (ii) at any time from and including an Announcement Date through and including the time that is 24 hours after the time that the Partnership files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Partnership is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Partnership and the Manager, for purposes of (i) and (ii) above, such period shall be deemed to end 24 hours after the next subsequent Filing Time.
     (f) The Partnership acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Units, (B) the Manager will incur no liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (C) the Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed in writing by the Manager and the Partnership.
     SECTION 4. Covenants of the Partnership. The Partnership agrees with the Manager:
     (a) To notify the Manager promptly of the time on or after the date of this Agreement when the Registration Statement or any amendment to the Registration Statement has been filed or become effective or when the Basic Prospectus or the Prospectus or any supplement to any of the foregoing has been filed; to prepare and file with the Commission, promptly upon the Manager’s request, any amendments or supplements to the Registration Statement, the Basic Prospectus or the Prospectus that, in the Manager’s reasonable opinion, may be necessary or advisable in connection with the offering of the Units by the Manager; and to cause the Basic Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act (without reliance on Rule 424(b)(8)) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.
     (b) To promptly advise the Manager, confirming such advice in writing, of any suspension of the Manager’s obligations under Rule 15c2-8 under the Exchange Act or any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus or the Prospectus (in each case including, without limitation, any Incorporated Document) or for additional information with respect thereto, or of notice of examination, institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, use its reasonable efforts to prevent the issuance of any such stop order, and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable; to promptly advise the Manager of any proposal to amend or supplement the Registration Statement, the Basic Prospectus or the Prospectus (other than any amendment or supplement to be effected by the Partnership’s filing of a report, document or proxy or information statement pursuant to Sections 13, 14 or 15(d) of the Exchange Act, which shall be subject to the provisions of clause (2) of Section 4(d) below), and to provide the Manager and its counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and not to file or use any such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, the Common Units)) to which the Manager shall have reasonably objected in writing.
     (c) To make available to the Manager, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Manager may request for the purposes contemplated by the Act; in case the Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Partnership will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.
     (d) (1) Subject to clause (2) of this Section 4(d), to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units; and (2) to provide the Manager, for its review and comment, with a copy of any reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which the Manager shall have reasonably objected in writing, and to promptly notify the Manager of such filing.
     (e) To pay the fees applicable to the Registration Statement in connection with the offering of the Units under the Act.
     (f) If the Partnership receives a notice from the Commission or otherwise ceases to be eligible to use Form S-3, the Partnership will (a) promptly notify the Manager, (b) promptly file a new registration statement or post-effective amendment on the proper form relating to the Units, in a form satisfactory to the Manager, (c) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (d) promptly notify the Manager of such effectiveness. References herein to the Registration Statement relating to the Units shall include such new registration statement or post-effective amendment, as the case may be.
     (g) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Units remain unsold by the Manager, the Partnership will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Units, in a form satisfactory to the Manager and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Partnership will use its reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new shelf registration statement.
     (h) If it shall be necessary to amend the Registration Statement or file a new registration statement or a supplement to the Prospectus so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or in order to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to compliance with Section 4(a), (b) and (d), an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

     (i) To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Manager may designate and to maintain such qualifications in effect so long as required for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign limited partnership or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise the Manager of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (j) To make generally available to its securityholders, and to deliver to the Manager, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act).
     (k) To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of proceeds” in the Prospectus.
     (l) Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Act of, any Common Units or any other securities of the Partnership that are substantially similar to Common Units (“Similar Securities”) or any securities convertible into or exchangeable or exercisable for Common Units or Similar Securities (including without limitation, any options, warrants or other rights to purchase Common Units or Similar Securities), or publicly announce an intention to effect any such transaction, in each case without giving the Manager at least three Trading Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Partnership may (i) register the offer and sale of the Units through the Manager pursuant to this Agreement; (ii) file a registration statement on Form S-8 relating to Common Units that may be issued pursuant to the 2008 Long-Term Incentive Plan filed with the Commission on November 21, 2008 and described in the Partnership’s reports filed with the Commission under the Exchange Act; (iii) issue securities under the Amended and Restated 2004 Unit Plan or the 2008 Long-Term Incentive Plan described in the Partnership’s reports filed with the Commission under the Exchange Act; and (iv) issue units upon the exercise of options and warrants or the vesting of restricted unit awards, all outstanding as of the date of this Agreement and described in the Partnership’s reports filed with the Commission under the Exchange Act or issued after the date of this Agreement under equity compensation plans described in clause (iii) of this sentence. In the event that notice of a proposed sale is provided by the Partnership pursuant to this Section 4(l), the Manager may suspend activity under this Agreement for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Manager. The Partnership agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Units under this Agreement or any alternative equity distribution agreement shall be effected by or through only one Manager, alternative manager or sales agent on any single given day, and the Partnership shall in no event request that more than one of the Manager, alternative manager or sales agent sell Units on the same day.
     (m) Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus.
     (n) The Partnership will not, and will cause its Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (o) To use its reasonable best efforts to effect the listing of the Units on the NYSE, subject to notice of issuance. The Partnership shall cooperate with the Manager and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.
     (p) To advise the Manager immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.
     (q) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclause (ii) below, and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), or (iii) the Manager may reasonably request (the date of commencement of the offering of the Units under this Agreement and each date referred to in subclauses (i), (ii) and (iii) above, each a “Representation Date”), to furnish or cause to be furnished to the Manager forthwith a certificate of two of the General Partner’s executive officers, dated and delivered the Representation Date, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which was last furnished to the Manager are true and correct as of such Representation Date as though made at and as of such date (except that such certificate shall state that such statements shall be deemed to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such certificate.
     (r) At each Representation Date to furnish or cause to be furnished forthwith to the Manager a written opinion of Vinson & Elkins, L.L.P., counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinion.
     (s) At each Representation Date to furnish or cause to be furnished forthwith to the Manager a written opinion of Thomas P. Mason, General Counsel and Secretary of ETP LLC, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinion.
     (t) At each Representation Date to furnish or cause to be furnished to the Manager forthwith a certificate of the Secretary of ETP LLC, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the certificate referred to in Section 6(h) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such certificate.
     (u) At each Representation Date, Andrews Kurth LLP, counsel to the Manager, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager.
     (v) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) and (iii) below), (ii) the Partnership shall file an annual report on Form 10-K or a quarterly report on Form 10-Q, (iii) upon request by the Manager to the Partnership, there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, or (iv) the Manager may reasonably request, to cause the Accountants, or other independent accountants satisfactory to the Manager, forthwith to furnish the Manager a letter, dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the date of such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the letter referred to in

Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such letter.
     (w) At each Representation Date, to conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the accountants of the ETP Entities. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time (on a Representation Date or otherwise) in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s and ETP LLC’s agents and advisors during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, ETP LLC and its officers and agents, as the Manager may reasonably request.
     (x) That the Partnership consents to the Manager trading in the Common Units for the Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement.
     (y) If to the knowledge of the Partnership any condition set forth in Section 6 of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Units from the Partnership as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Units.
     (z) To disclose in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and, subject to compliance with Section 4(a), (b) and (d), in any filings made by the Partnership where the Commission may require the Partnership to disclose such information, the number of the Units sold through or to the Manager under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of the Units pursuant to this Agreement during the relevant quarter.
     (aa) To ensure that prior to instructing the Manager to sell Units the Partnership shall have obtained all necessary partnership authority for the offer and sale of such Units.
     (bb) That each acceptance by the Partnership of an offer to purchase the Units hereunder shall be deemed to be an affirmation to the Manager that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented relating to such Units).

     (cc) The Partnership will not, directly or indirectly, prepare, use or refer to any Issuer Free Writing Prospectus, as defined in Rule 433 of the Rules and Regulations, with respect to the offering of the Units pursuant to this Agreement.
     SECTION 5. Payment of Expenses. The Partnership agrees with the Manager that whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its expenses incident to the performance of its obligations hereunder, or reimburse if paid by the Manager, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement (including financial statements and exhibits thereto), the Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto and furnishing of copies of each thereof to the Manager, (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (v) the qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law, (vi) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE, (vii) any filing with, and any review of the public offering of the Units by, the FINRA, including the reasonable legal fees and disbursements of counsel for the Manager relating to FINRA matters and (vii) the fees and expenses of the Partnership’s and Manager’s counsel and of the Partnership’s accountants. It is understood, however, that except as provided in this Section 5 and Sections 3(a)(iv) and 7 hereof, the Manager will pay all of its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.
     SECTION 6. Conditions of Manager’s Obligations. The obligations of the Manager hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Partnership on the date hereof, any applicable Representation Date, as of each Time of Sale and as of each Settlement Date, (ii) the performance by the Partnership of its obligations hereunder and (iii) to the following additional conditions precedent:
     (a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Units for offering or sale in any jurisdiction, or to the knowledge of the Partnership or the Manager of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus and the Prospectus, no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Partnership and its Subsidiaries taken as a whole, in the judgment of the Manager, shall have occurred or become known and no transaction which is material and unfavorable to the Partnership (other than as referred to in the Registration Statement and Prospectus) in the judgment of the Manager, shall have been entered into by the Partnership or any of its Subsidiaries.
     (c) The Partnership shall have furnished to the Manager, at every date specified in Section 4(q) of this Agreement, an opinion of Partnership Counsel, addressed to the Manager, and dated as of such date, and in form satisfactory to the Manager, in the form set forth in Exhibit A hereto.
     (d) The Partnership shall have furnished to the Manager, at every date specified in Section 4(q) of this Agreement, an opinion of Thomas P. Mason, Vice President, General Counsel and Secretary of ETP LLC, addressed to the Manager, and dated as of such date, and in form satisfactory to the Manager, in the form set forth in Exhibit B hereto.
     (e) At the dates specified in Section 4(v) of this Agreement, the Manager shall have received from the Accountants letters dated the date of delivery thereof and addressed to the Manager in form and substance satisfactory to the Manager.
     (f) The Partnership shall have delivered to the Manager, at every Representation Date specified in Section 4(q) of this Agreement, a certificate of two of ETP LLC’s executive officers to the effect that:
          (i) the representations and warranties of the Partnership as set forth in this Agreement are true and correct as of the Representation Date with the exception of the representations in Section 2(h) and (i), of which the representation in Section 2(h) and (i) shall be updated in certificates delivered pursuant to this Section 6(f) at subsequent Representation Dates as follows:
               (A) The General Partner is the sole general partner of the Partnership with an approximate ____ % general partner interest in the Partnership (the “GP Interest”) as of the date hereof.
               (B) As of the date hereof, the limited partners of the Partnership own ____________ Common Units and _____________ Class E Units, representing an approximate ____% limited partner interest in the Partnership, __________ Common Units of which are owned by ETE.

          (ii) the Partnership has performed such of its obligations under this Agreement as are to be performed at or before such Representation Date, and
          (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 have been met.
The certificate shall also state that the Units have been duly and validly authorized by the Partnership, that all partnership action required to be taken for the issuance and sale of the Units has been validly and sufficiently taken, and that ETP LLC’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or partnership action.
     (g) The Manager shall have received, at every date specified in Section 4(u) of this Agreement, the favorable opinion of Andrews Kurth LLP, counsel to the Manager, dated as of such date, and in form and substance satisfactory to the Manager.
     (h) The Manager shall have received, at every date specified in Section 4(t) of this Agreement, a certificate of the Secretary of ETP LLC, dated as of such date, and in form and substance satisfactory to the Manager.
     (i) All filings with the Commission required by Rule 424 under the Act shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).
     (j) The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.
     (k) There shall not have been any decrease in the rating of any of the Partnership’s or its Subsidiaries’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)(2) under the Act).
     (l) The Partnership shall have furnished to the Manager, at every date specified in Section 4(q) of this Agreement, such other documents and certificates as the Representatives may reasonably request.
     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date by the Manager.
     SECTION 7. Indemnification and Contribution.
     (a) The Partnership agrees to indemnify, defend and hold harmless the Manager, its directors, officers, employees, affiliates who have, or who are alleged to have, participated in the distribution of the Units as sales agents or have otherwise been deemed to be a part of the sales effort, and agents and any person who controls the

Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), as incurred, which, jointly or severally, the Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Manager furnished in writing by or on behalf of the Manager to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Basic Prospectus, any Prospectus Supplement, any Prospectus and any amendments or supplements to the foregoing) or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Manager furnished in writing by or on behalf of the Manager to the Partnership expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) any prospectus not conforming to the requirements of the Act or any Issuer Free Writing Prospectus, as defined in Rule 433 of the Rules and Regulations.
     (b) The Manager agrees to indemnify, defend and hold harmless the Partnership, its directors and officers, and any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Manager furnished in writing by or on behalf of the Manager to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Manager furnished in writing by or on behalf of the Manager to the Partnership expressly for use in, the Prospectus Supplement or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus Supplement in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership or the Manager (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability, as incurred, by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
     (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Manager, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and of the Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership, and the total underwriting discounts and commissions received by the Manager, bear to the aggregate public offering price of the Units. The relative fault of the Partnership, on the one hand, and of the Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     (e) The Partnership and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 7, the Manager shall not be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (f) The Partnership and the Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership, against any of ETP LLC’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Basic Prospectus or the Prospectus.
     SECTION 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Partnership contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager or any of its affiliates or its or their directors, officers, employees or agents or any person (including each director, officer, employee or agent of such person) who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership, its directors or officers or any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.
     SECTION 9. Termination.
     (a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through the Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.
     (b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.
     (c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.
     (d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.
     SECTION 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Manager, shall be sufficient in all respects if delivered or sent to Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention: LCD-IBD (Fax: 212-325-4296); and, if to the Partnership, it shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at 3738 Oak Lawn Avenue, Dallas, Texas 75219, Attention: General Counsel, Facsimile No. (832) 668-1127 and confirmed to it at (832) 668-1210, attention of the Legal Department. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.
     SECTION 11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Manager and the Partnership and to the extent provided in Section 7 of this Agreement the controlling persons, directors and officers, affiliates and agents referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Manager) shall acquire or have any right under or by virtue of this Agreement.
     SECTION 12. No Fiduciary Relationship. The Partnership hereby acknowledges that the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities. The Partnership further acknowledges that the Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Manager act or be responsible as a fiduciary to the Partnership, its management, securityholders or creditors or any other person in connection with any activity that the Manager may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. The Manager hereby expressly disclaims any fiduciary or similar obligations to the Partnership, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership hereby confirms its understanding and agreement to that effect. The Partnership and the Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Manager to the Partnership regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     SECTION 13. Press Releases and Disclosure. The Partnership may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Partnership shall provide to the Manager for its review and comment, any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby.
     SECTION 14. Adjustments for Unit Splits. The parties acknowledge and agree that all unit related numbers contained in this Agreement shall be adjusted to take into account any unit split effected with respect to the Units.
     SECTION 15. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.
     SECTION 16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     SECTION 17. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.
     SECTION 18. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     SECTION 19. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership consents to the jurisdiction of such courts and personal service with respect thereto. The Partnership hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Manager or any indemnified party. Each of the Manager and the Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its securityholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership and may be enforced in any other courts to the jurisdiction of which the Partnership is or may be subject, by suit upon such judgment.
     SECTION 20. Successors and Assigns. This Agreement shall be binding upon the Manager and the Partnership and their successors and assigns and any successor or assign of any substantial portion of the Partnership’s and the Manager’s respective businesses and/or assets.
     SECTION 21. Miscellaneous. Securities sold, offered or recommended by the Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not

guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
[Signature Page Follows]

     If the foregoing correctly sets forth the understanding between the Partnership and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Partnership and the Manager. Alternatively, the execution of this Agreement by the Partnership and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours, ENERGY TRANSFER PARTNERS, L.P.
By:	Energy Transfer Partners GP, L.P.,
its general partner

By:	Energy Transfer Partners, L.L.C.
its general partner

By:	/s/ Martin Salinas, Jr.
	Name:	Martin Salinas, Jr.
	Title:	Chief Financial Officer

ACCEPTED as of the date first above written CREDIT SUISSE SECURITIES (USA) LLC
By:	/s/ Jamie Welch
	Name:	Jamie Welch
	Title:	Managing Director